Exhibit 99.1

For Immediate Release

Contact: Andrew Fisher

(202) 483-7000

Afisher@unither.com

UNITED THERAPEUTICS ANNOUNCES FDA ACCEPTANCE

OF RESUBMISSION OF ORAL TREPROSTINIL NDA

Silver Spring, MD, February 14, 2013:  United Therapeutics Corporation (NASDAQ: UTHR) announced today that the U.S. Food and Drug Administration (FDA) has acknowledged the resubmission of the new drug application (NDA) for treprostinil diolamine extended release tablets (oral treprostinil) for the treatment of pulmonary arterial hypertension.  The FDA classified the resubmission as a complete, class 1 response to FDA’s October 23, 2012 complete response letter and the FDA set a user fee goal date of March 31, 2013.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique medicinal products.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding the FDA’s user fee goal date of March 31, 2013. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of February 14, 2013, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason. [uthr-g]